EXHIBIT 23.1


                                      CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors
Olympus Ventures, Inc.


We consent to the use of our report dated October 11, 1994 on the financial statement of OLYMPUS VENTURES, INC. as of June 30, 1994 and the inclusion of our name in this Registration Statement on Form S-8.


/s/ THOMAS R. WHELAN

Thomas R. Whelan, CPA
1544 Bedford Street
Stamford, CT 06905

September 20, 1995